NON COMPETE AGREEMENT


         THIS AGREEMENT is made as of January 6, 1998 between Fred Beauchamp and Jim Creed, individuals who maintain a business at Sagamon Spring Water of Vermont, Inc.("SSW") P.O. Box 907, Rutland, VT 05701 ("Sellers") and Vermont Pure Springs, Inc., a corporation with its principal place of business on Route 66, Randolph, VT 05060, (the "Company").


                                   Background

         A. The Company is a company engaged in the bottling and sale of natural spring water with its manufacturing facility and principal place of business in Randolph Center, VT and

         B. SSW is a company, engaged in the sale of natural spring water with its principal place of business in Rutland, VT, and

         C. The Company and SSW, of which Fred Beauchamp and Jim Creed are principals, are parties to an existing Asset Purchase Agreement whereby the Company is purchasing substantially all of the assets of SSW. Fred Beauchamp and Jim Creed have had considerable experience in the business of producing and marketing natural spring water, and are familiar with operations similar to those to be conducted by the Company.

         D. The Company requires that Fred Beauchamp and Jim Creed enter this Non Compete as a condition to closing on the aforementioned Asset Purchase Agreement.

                                      Terms

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

         1.       Term.    Subject to Section 9 of this agreement, the term of
this Agreement shall be from January 6, 1998 through January 6, 2003.

         2. Compensation. As compensation and consideration for Seller's agreement and consent to the terms of this Agreement and his assumption of the responsibilities under this Agreement, the Company agrees to pay Fred Beauchamp and Jim Creed and they agree to accept the following compensation:

                  2.1 The Company will pay Fred Beauchamp and Jim Creed an annual fee of $8,000 commencing on January 5, 1998 and ending on January 5, 2002 (5 payments totaling $40,000).


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         3.       Applicable Law.  This Agreement shall be construed in
accordance with the laws of the State of Vermont, without giving effect to principles of conflict of law.

         4.       Nondisclosure of Confidential Information.

                  4.1 Fred Beauchamp and Jim Creed shall not, during the term of this Agreement or at any time for a period of five (5) years following closing, unless authorized to do so in writing by the Company, directly or indirectly disclose or permit to be known to, or used for the benefit of, any person, corporation or other entity (outside of the employ of the Company), or itself, any confidential information. For the purposes of this Section 4, the term confidential information shall include, but not be limited to, confidential or proprietary knowledge or information with respect to the conduct or details of the Seller's business including, but not limited to, lists of customers of the Buyer's business, pricing strategies, or marketing methods. Confidential information does not include matters which are generally known outside of the Buyer, public knowledge or in the public domain.

                  4.2 All confidential information described in Section 4 shall be the exclusive property of the Company, and Fred Beauchamp and Jim Creed shall use their best efforts to prevent any publication or disclosure thereof.


         5. Restrictive Covenant. In order to protect the Company in its full beneficial use and enjoyment of the goodwill, assets, business relationships, marketing techniques and other know-how acquired as a result of an Asset Purchase Agreement between the Company and SSW, for a period of five (5) years after the closing of this Agreement, Fred Beauchamp and Jim Creed will not, within the States of New York, Vermont, New Hampshire, Maine, Connecticut, Massachusetts, and/or Rhode Island, directly or indirectly compete with the Company in the home/office distribution of: distilled water, spring or carbonated water, and will not either (i) solicit any persons or entities known to be customers of the Buyer to purchase any of the aforementioned products; or
(ii) solicit or induce any employee of the Buyer to leave such employment to take a position with Fred Beauchamp and Jim Creed or with any company for which Fred Beauchamp and Jim Creed then works. During the aforesaid period, Fred Beauchamp and Jim Creed shall not make any statements or commit any acts (including contacting any of the Buyer's customers that would in any way be tortiously injurious or detrimental to the Company's image, business or customer relations. The provisions of this Section 5 shall survive the termination, for any reason, of this Agreement and shall continue for the five year period contemplated by this Section 5.

         6. Remedies. Fred Beauchamp and Jim Creed acknowledges that their promises with respect to the agreement not to compete and to maintain the confidentiality of information in accordance with this agreement are promises of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Fred

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Beauchamp and/or Jim Creed, the Company may suffer  irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Palmer form committing any such act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of a covenant of Fred Beauchamp and Jim Creed contained in Section 4 or 5, such covenant shall be extended for a period of time equal to the period of such breach which extension shall commence on the later of (I) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

         7. Waiver of Breach. The waiver by the Company or Fred Beauchamp and Jim Creed of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach of such or any other provision.

         8 Notices. Any notice required or permitted to be given under this agreement shall be in writing and shall be delivered by hand or sent by certified mail addressed to Fred Beauchamp and Jim Creed at the address set forth in the first paragraph of this Agreement (or such subsequent address as is noted on Company's records), with a copy to William O Rourke, III, Esq. at Ryan Smith & Carbine, Ltd., P.O. Box 310, Rutland, VT, 05702-0310 and to the Company at Route 66, Randolph, VT 05060, with a copy to Kevin F. Berry, Esq., Ledgewood Law Firm, 1521 Locust Street, Philadelphia, Pennsylvania 19102, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. Any such notice shall become effective upon receipt.


         9. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.


         10. Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns, but it shall not be assigned without the written consent of both parties.


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         11. Entire Agreement.  This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by Fred Beauchamp, Jim Creed and the Company.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year written above.

Vermont Pure Springs Company



By:      /S/ Timothy G. Fallon              /S/ Fred Beauchamp
         Timothy G. Fallon                  Fred Beauchamp
         President & CEO
                                            /s/ Jim Creed
                                            Jim Creed



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